PIVOTAL OPENS SUPPORT AND DEVELOPMENT CENTER IN INDIA


Offshore development expert joins Pivotal to launch Pivotal India


Vancouver,  BC - November 13, 2002 - Pivotal  Corporation  (Nasdaq:  PVTL;  TSE:
PVT), the leading provider of customer relationship management (CRM) software for mid-sized enterprises, today announced the opening of Pivotal India, a wholly-owned subsidiary based in Bangalore. This new development and support center is part of Pivotal's strategy to expand its research and development capabilities and better meet the growing CRM needs of its worldwide customer base. The company also announced the appointment of Chirantan Desai to lead its operations in India.

Pivotal's new facility will leverage the talent pool and development resources in India, and will employ people in areas such as research and development, professional services, and technical and sales support. The company is immediately hiring in Bangalore for these positions.

"India is the ideal location for our new support and development center because it offers a well-educated, highly skilled workforce and reasonable operating costs," said Bo Manning, president and CEO, Pivotal. "This strategy gives Pivotal the ability to quickly scale our R&D organization, build out our CRM product line, support our global customer base and increase our leadership position in the mid-enterprise market. We are excited to welcome Chirantan to the Pivotal team - he has the ideal qualifications to quickly establish this new operation for Pivotal after managing Oracle's offshore development site in India."

Desai brings more than twelve years of technology experience to Pivotal including a seven-year tenure with Oracle where he most recently helped established Oracle's offshore CRM development center in Bangalore. Prior to this role, Desai held positions in Oracle's product development and consulting divisions. At Pivotal, Desai will lead the development and support of the company's offshore capabilities in sales, service, marketing, contact centers, PRM and interactive selling.

According to Chirantan Desai, managing director, Pivotal India, "Pivotal has a phenomenal growth opportunity by establishing an offshore support and development center in India -- this is a smart strategy for the company to increase its leadership in the mid-enterprise market. Pivotal is well known for always being at the forefront of CRM technologies -- this new center will allow Pivotal to add deep expertise, accelerate development cycles and continue its CRM product leadership."


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About Pivotal Corporation [top]

Pivotal Corporation is the only CRM company that is 100 percent purpose-built to serve the unique requirements of mid-sized enterprises. Pivotal delivers software and services that produce meaningful increases in revenues, margins and customer loyalty for companies and business units in the revenue range of $100 million to $3 billion. More than 1,500 companies around the world use Pivotal including: CIBC, Centex Homes, HarperCollins Publishers, Hitachi Telecom Inc., Premera Blue Cross, Royal Bank of Canada, Southern Company, and Vivendi.

Pivotal's complete CRM software suite includes capabilities in marketing, sales, service, contact centers, partner management and interactive selling. For more information, visit www.pivotal.com.


Forward Looking Statements [top]

This press release contains forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that may cause actual results of events to differ materially from those anticipated in our forward-looking statements. Factors that could cause actual results to differ materially include a number of risks, uncertainties and other factors, including, but not limited to, the need to hire and retain qualified personnel in India, to develop, integrate and deploy applications to meet our customer's requirements, the possibility of development or deployment difficulties or delays, the need to comply with legal, tax, employment and regulatory requirements in India, the potential for localized political and social unrest, and the risks involved in developing offshore software solutions and integrating them with both Pivotal and third-party software and services. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements or other future events. Moreover, neither we nor anyone else assumes responsibility for the accuracy or completeness of forward-looking statements.


Contact [top]

Leslie Castellani
Pivotal Corporation
Tel: 604/699-8151
Email: lcastellani@pivotal.com


Copyright Information [top]

(C)2002 Pivotal Corporation. All rights reserved. Pivotal is a registered trademark of Pivotal Corporation. All other trade names mentioned are trademarks and/or registered trademarks of their respective owners